Central Pacific Financial Corp. Reports $12.0 Million Second Quarter 2017 Earnings

Exhibit 99

FOR IMMEDIATE RELEASE

Investor Contact:	Isaac Okita	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		EVP, Chief Marketing Officer
	(808) 544-3626		(808) 544-3687
	isaac.okita@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $12.0 MILLION
SECOND QUARTER 2017 EARNINGS

•	Net income of $12.0 million, or fully diluted EPS of $0.39.

•	ROA of 0.88% and ROE of 9.32%.

•	Total loans increased by $46.0 million, or 1.3% sequentially and 5.5% year-over-year.

•	Total deposits increased by $108.9 million, or 2.3% sequentially and 10.9% year-over-year. Core deposits increased by $132.7 million, or 3.5% sequentially and 10.4% year-over-year.

•	Second quarter 2017 results included a $1.6 million pre-tax loss on an investment securities sale as part of a portfolio repositioning strategy.

HONOLULU, HI, July 26, 2017 – Central Pacific Financial Corp. (NYSE: CPF), (the "Company"), today reported net income in the second quarter of 2017 of $12.0 million, or diluted earnings per share ("EPS") of $0.39, compared to net income in the second quarter of 2016 of $12.1 million, or EPS of $0.39, and net income in the first quarter of 2017 of $13.1 million, or EPS of $0.42. Net income in the six months ended June 30, 2017 totaled $25.1 million, or EPS of $0.81, compared to net income in the six months ended June 30, 2016 of $23.3 million, or EPS of $0.74.

"We are pleased to report another solid quarter of financial performance," said Catherine Ngo, President and CEO. "Our continued execution of our business plans resulted in exceptional growth in core deposits, stable net interest margin, and solid asset quality."

In July 2017, the Company's Board of Directors declared a quarterly cash dividend of $0.18 per share on its outstanding common shares. The dividend will be payable on September 15, 2017 to shareholders of record at the close of business on August 31, 2017.

During the second quarter of 2017, the Company repurchased 248,621 shares of common stock at a total cost of $7.7 million, or an average cost per share of $30.89. During the six months ended June 30, 2017, the Company repurchased 362,371 shares of common stock, or approximately 1.2% of its common stock outstanding as of December 31, 2016. Total cost of the shares

Central Pacific Financial Corp. Reports $12.0 Million Second Quarter 2017 Earnings

repurchased during the six months ended June 30, 2017 was $11.2 million, or an average cost per share of $30.93. The Company's remaining repurchase authority under its common stock repurchase program at June 30, 2017 is $18.8 million.

Earnings Highlights
Net interest income for the second quarter of 2017 was $41.6 million, compared to $39.6 million in the year-ago quarter and $41.3 million in the previous quarter. Net interest margin was 3.29%, compared to 3.30% in the previous quarter and remained unchanged from the year-ago quarter. The increase in net interest income from the year-ago quarter was primarily attributable to the growth in the loan and investment securities portfolios, combined with increases in yields earned on the loan and investment securities portfolios. These increases were partially offset by increased funding costs related to time deposits due to the recent increases in the federal funds rate. The sequential quarter increase in net interest income was primarily attributable to the growth in the loan and investment securities portfolios, combined with an increase in yields earned on the investment securities portfolio, partially offset by increased funding costs related to time deposits. Total deposit cost for the quarter ended June 30, 2017 was 0.21%, compared to 0.12% in the year-ago quarter and 0.18% in the previous quarter.

In the second quarter of 2017, the Company completed an investment portfolio repositioning strategy designed to enhance potential prospective earnings and improve net interest margin. In connection with the repositioning, the Company sold $97.7 million in lower-yielding available-for-sale securities, and purchased $97.4 million in higher yielding, longer duration investment securities. The securities sold had a duration of 3.3 and an average yield of 1.91%. Gross proceeds from the sale were immediately reinvested back into securities with a duration of 4.6 and an average yield of 2.57%. Gross realized losses on the sale of the securities were $1.6 million, recorded in other operating income. As a result of the repositioning, net interest income is expected to increase by approximately $0.7 million on an annualized basis.

Other operating income for the second quarter of 2017 totaled $7.9 million, compared to $9.9 million in the year-ago quarter and $10.0 million in the previous quarter. The decrease from the year-ago quarter was primarily due to the aforementioned investment securities loss of $1.6 million in the current quarter, combined with lower income from bank-owned life insurance of $0.6 million and lower income recovered on nonaccrual loans previously charged-off of $0.3 million (included in other income), partially offset by higher mortgage banking income of $0.5 million. The lower income from bank-owned life insurance was primarily attributable to death benefit income totaling $0.5 million received in the year-ago quarter. The sequential quarter decrease was primarily due to the aforementioned investment securities loss of $1.6 million in the current quarter, combined with lower income from bank-owned life insurance of $0.5 million and lower income recovered on nonaccrual loans previously charged-off of $0.5 million (included in other income), partially offset by higher other service charges and fees of $0.3 million. The lower income from bank-owned life insurance was primarily attributable to death benefit income totaling $0.6 million recorded in the previous quarter.

Other operating expense for the second quarter of 2017 totaled $32.3 million, which decreased from $32.5 million in the year-ago quarter but increased from $31.5 million in the previous quarter. The decrease from the year-ago quarter was primarily due to lower net occupancy costs of $0.2 million. The sequential quarter increase was primarily due to higher salaries and employee benefits of $0.6 million and higher legal and professional services of $0.2 million. The increase in salaries and employee benefits in the current quarter was primarily attributable to merit increases and an increase in the accrual related to the 2017 incentive compensation plan.

The efficiency ratio for the second quarter of 2017 was 65.3%, compared to 65.5% in the year-ago quarter and 61.4% in the previous quarter. The efficiency ratio during the current quarter was negatively impacted by the aforementioned investment securities loss of $1.6 million.

In the second quarter of 2017, the Company recorded income tax expense of $7.4 million, compared to $6.3 million in the year-ago quarter and $6.8 million in the previous quarter. The effective tax rate for the second quarter of 2017 was 38.2%, compared to 34.3% in the year-ago quarter and 34.2% in the previous quarter. The effective tax rate in the current quarter was negatively impacted by $0.9 million in additional income tax expense related to a former executive's supplemental executive retirement plan ("SERP") benefit payout and adjustment to the deferred tax asset related to the SERP. The effective tax rates in the year-ago and previous quarters were positively impacted by the aforementioned death benefit proceeds from bank-owned life insurance which is tax-exempt.

Balance Sheet Highlights
Total assets at June 30, 2017 of $5.53 billion increased by $250.2 million, or 4.7% from June 30, 2016, and increased by $90.0 million, or 1.7% from March 31, 2017.

Central Pacific Financial Corp. Reports $12.0 Million Second Quarter 2017 Earnings

Total loans and leases at June 30, 2017 of $3.59 billion increased by $187.8 million, or 5.5% and $46.0 million, or 1.3% from June 30, 2016 and March 31, 2017, respectively.  The increase in total loans and leases from June 30, 2016 was primarily attributable to strong organic growth in the Hawaii loan portfolios, offset by reductions in the U.S. mainland commercial and other consumer loan portfolios. The increase in total loans and leases from the first quarter of 2017 was primarily due to growth in the Hawaii residential mortgage, home equity, and automobile loan portfolios, combined with the purchase of a U.S. mainland automobile portfolio with a principal balance totaling $25.7 million and growth in the U.S. mainland commercial mortgage loan portfolio. These increases were partially offset by net decreases in the Hawaii commercial mortgage and U.S. mainland other consumer loan portfolios.

Total deposits at June 30, 2017 of $4.89 billion increased by $481.2 million, or 10.9% from June 30, 2016, and increased by $108.9 million, or 2.3% from March 31, 2017.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $3.94 billion at June 30, 2017.  This represents an increase of $370.4 million, or 10.4% from June 30, 2016, and an increase of $132.7 million, or 3.5% from March 31, 2017.

Asset Quality
Nonperforming assets at June 30, 2017 totaled $9.0 million, or 0.16% of total assets, compared to $14.9 million, or 0.28% of total assets at June 30, 2016, and $8.8 million, or 0.16% of total assets at March 31, 2017.

Loans delinquent for 90 days or more still accruing interest totaled $0.3 million at June 30, 2017, compared to $0.3 million and $0.2 million at June 30, 2016 and March 31, 2017, respectively.

Net charge-offs in the second quarter of 2017 totaled $0.3 million, compared to net charge-offs of $3 thousand in the year-ago quarter, and net charge-offs of $1.2 million in the previous quarter. Net charge-offs decreased in the current quarter due to higher recoveries. The current quarter included recoveries from three residential mortgage borrowers totaling $0.6 million.

In the second quarter of 2017, the Company recorded a credit to the provision for loan and lease losses of $2.3 million, compared to a credit of $1.4 million in the year-ago quarter and a credit of $0.1 million in the previous quarter. The allowance for loan and lease losses, as a percentage of total loans and leases at June 30, 2017 was 1.47%, compared to 1.79% at June 30, 2016 and 1.56% at March 31, 2017.

Capital
Total shareholders' equity was $512.9 million at June 30, 2017, compared to $517.6 million and $511.5 million at June 30, 2016 and March 31, 2017, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At June 30, 2017, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.7%, 15.2%, 16.4%, and 12.9%, respectively, compared to 10.7%, 15.2%, 16.5%, and 13.0%, respectively, at March 31, 2017.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-505-7644.  A playback of the call will be available through August 26, 2017 by dialing 1-877-344-7529 (passcode: 10110450) and on the Company's website. Information which may be discussed in the conference call regarding non-GAAP

Central Pacific Financial Corp. Reports $12.0 Million Second Quarter 2017 Earnings

financial performance and reconciliation to GAAP financial performance is provided on the Company's website at http://ir.centralpacificbank.com.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.5 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 84 ATMs in the state of Hawaii, as of June 30, 2017.  For additional information, please visit the Company's website at http://www.centralpacificbank.com.

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Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words "believes," "plans," "expects," "anticipates," "forecasts," "intends," "hopes," "should," "estimates," or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, tsunamis and earthquakes) on the Company's business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the financial services industry; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company's common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers, including fintech businesses; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our capital position; our ability to attract and retain skilled executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal

Central Pacific Financial Corp. Reports $12.0 Million Second Quarter 2017 Earnings

year and, in particular, the discussion of "Risk Factors" set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Six Months Ended
(Dollars in thousands,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
except for per share amounts)	2017	2017	2016	2016	2016	2017	2016
CONDENSED INCOME STATEMENT
Net interest income	$41,629	$41,255	$39,704	$39,426	$39,609	$82,884	$78,820
Provision (credit) for loan and lease losses	(2,282)	(80)	(2,645)	(743)	(1,382)	(2,362)	(2,129)
Net interest income after provision (credit) for loan and lease losses	43,911	41,335	42,349	40,169	40,991	85,246	80,949
Total other operating income (1)	7,870	10,014	13,769	9,954	9,937	17,884	18,593
Total other operating expense (1)	32,335	31,460	37,472	32,265	32,460	63,795	63,826
Income before taxes	19,446	19,889	18,646	17,858	18,468	39,335	35,716
Income tax expense	7,421	6,810	6,438	6,392	6,331	14,231	12,398
Net income	12,025	13,079	12,208	11,466	12,137	25,104	23,318
Basic earnings per common share	$0.39	$0.43	$0.40	$0.37	$0.39	$0.82	$0.75
Diluted earnings per common share	0.39	0.42	0.39	0.37	0.39	0.81	0.74
Dividends declared per common share	0.18	0.16	0.16	0.16	0.14	0.34	0.28

PERFORMANCE RATIOS
Return on average assets (2)	0.88%	0.96%	0.92%	0.87%	0.93%	0.92%	0.90%
Return on average shareholders’ equity (2)	9.32	10.24	9.46	8.81	9.51	9.78	9.18
Return on average tangible shareholders’ equity (2)	9.39	10.33	9.56	8.91	9.63	9.86	9.30
Average shareholders’ equity to average assets	9.44	9.42	9.67	9.89	9.73	9.43	9.77
Efficiency ratio (3)	65.32	61.36	70.08	65.34	65.51	63.31	65.52
Net interest margin (2)	3.29	3.30	3.22	3.25	3.29	3.29	3.31
Dividend payout ratio (4)	46.15	38.10	41.03	43.24	35.90	41.98	37.84

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$3,593,347	$3,547,718	$3,489,757	$3,415,505	$3,377,362	$3,570,658	$3,318,117
Average interest-earning assets	5,138,038	5,095,455	4,981,766	4,902,151	4,890,398	5,116,864	4,838,327
Average assets	5,467,461	5,422,529	5,335,909	5,266,588	5,248,088	5,445,119	5,198,416
Average deposits	4,800,815	4,762,874	4,558,589	4,486,064	4,459,019	4,781,950	4,463,544
Average interest-bearing liabilities	3,600,761	3,626,229	3,568,767	3,532,334	3,565,530	3,613,425	3,529,139
Average shareholders’ equity	515,974	510,804	516,067	520,757	510,753	513,403	508,041
Average tangible shareholders' equity	512,254	506,366	511,004	515,020	504,366	509,327	501,319

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(dollars in thousands)	2017	2017	2016	2016	2016
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$584,441	$577,081	$562,460	$567,891	$560,674
Tier 1 risk-based capital	584,441	577,081	562,460	567,891	560,674
Total risk-based capital	632,780	624,735	612,202	616,858	609,012
Common equity tier 1 capital	497,172	491,538	485,268	487,097	481,209
Central Pacific Bank
Leverage capital	564,765	560,921	541,577	545,578	529,754
Tier 1 risk-based capital	564,765	560,921	541,577	545,578	529,754
Total risk-based capital	612,968	608,450	591,185	594,407	577,966
Common equity tier 1 capital	564,765	560,921	541,577	545,578	529,754

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	10.7%	10.7%	10.6%	10.9%	10.8%
Tier 1 risk-based capital ratio	15.2	15.2	14.2	14.6	14.6
Total risk-based capital ratio	16.4	16.5	15.5	15.9	15.9
Common equity tier 1 capital ratio	12.9	13.0	12.3	12.5	12.5
Central Pacific Bank
Leverage capital ratio	10.4	10.4	10.2	10.6	10.2
Tier 1 risk-based capital ratio	14.7	14.8	13.7	14.1	13.8
Total risk-based capital ratio	15.9	16.1	15.0	15.3	15.1
Common equity tier 1 capital ratio	14.7	14.8	13.7	14.1	13.8

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(dollars in thousands, except for per share amounts)	2017	2017	2016	2016	2016
BALANCE SHEET
Loans and leases	$3,591,735	$3,545,718	$3,524,890	$3,439,654	$3,403,947
Total assets	5,533,135	5,443,181	5,384,236	5,319,947	5,282,967
Total deposits	4,886,382	4,777,444	4,608,201	4,518,578	4,405,142
Long-term debt	92,785	92,785	92,785	92,785	92,785
Total shareholders’ equity	512,930	511,536	504,650	519,466	517,607
Total shareholders’ equity to total assets	9.27%	9.40%	9.37%	9.76%	9.80%
Tangible common equity to tangible assets (5)	9.22%	9.33%	9.29%	9.67%	9.69%

ASSET QUALITY
Allowance for loan and lease losses	$52,828	$55,369	$56,631	$59,384	$60,764
Non-performing assets	9,042	8,834	9,187	11,666	14,907
Allowance to loans and leases outstanding	1.47%	1.56%	1.61%	1.73%	1.79%
Allowance to non-performing assets	584.25	626.77	616.43	509.03	407.62

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$16.81	$16.66	$16.39	$16.79	$16.68
Tangible book value per common share	16.70	16.53	16.23	16.62	16.48
Closing market price per common share	31.47	30.54	31.42	25.19	23.60

(1) Loan servicing fees, amortization of mortgage servicing rights, net gain on sale of residential mortgage loans, and unrealized gain (loss) on interest rate locks have been reclassified into mortgage banking income in the consolidated statements of income. Prior period amounts in the consolidated statements of income have been reclassified to conform to the current period presentation.

(2) Annualized.
(3) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income). Prior period amounts have been revised to conform to current period which reflects reclassifications referred to in note (1).

(4) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
(5) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 2.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
Tangible Common Equity Ratio:
Total shareholders’ equity	$512,930	$511,536	$504,650	$519,466	$517,607
Less: Other intangible assets	(3,343)	(4,012)	(4,680)	(5,349)	(6,018)
Tangible common equity	$509,587	$507,524	$499,970	$514,117	$511,589

Total assets	$5,533,135	$5,443,181	$5,384,236	$5,319,947	$5,282,967
Less: Other intangible assets	(3,343)	(4,012)	(4,680)	(5,349)	(6,018)
Tangible assets	$5,529,792	$5,439,169	$5,379,556	$5,314,598	$5,276,949

Tangible common equity to tangible assets	9.22%	9.33%	9.29%	9.67%	9.69%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except share data)	2017	2017	2016	2016	2016
ASSETS
Cash and due from banks	$85,975	$83,670	$75,272	$79,647	$76,482
Interest-bearing deposits in other banks	54,576	22,363	9,069	23,727	14,184
Investment securities:
Available for sale	1,315,895	1,302,889	1,243,847	1,262,224	1,260,593
Held to maturity, fair value of: $203,334 at June 30, 2017, $208,181 at March 31, 2017, $214,366 at December 31, 2016, $230,529 at September 30, 2016, and $238,066 at June 30, 2016	204,588	211,426	217,668	226,573	234,230
Total investment securities	1,520,483	1,514,315	1,461,515	1,488,797	1,494,823
Loans held for sale	13,288	9,905	31,881	12,755	9,921
Loans and leases	3,591,735	3,545,718	3,524,890	3,439,654	3,403,947
Less allowance for loan and lease losses	52,828	55,369	56,631	59,384	60,764
Net loans and leases	3,538,907	3,490,349	3,468,259	3,380,270	3,343,183
Premises and equipment, net	49,252	48,303	48,258	48,242	48,370
Accrued interest receivable	15,636	14,819	15,675	14,554	15,339
Investment in unconsolidated subsidiaries	6,189	6,279	6,889	7,011	7,204
Other real estate owned	1,008	851	791	791	1,032
Mortgage servicing rights	15,932	15,847	15,779	15,638	15,778
Other intangible assets	3,343	4,012	4,680	5,349	6,018
Bank-owned life insurance	156,053	155,019	155,593	155,233	154,678
Federal Home Loan Bank stock	6,492	7,333	11,572	12,173	15,218
Other assets	66,001	70,116	79,003	75,760	80,737
Total assets	$5,533,135	$5,443,181	$5,384,236	$5,319,947	$5,282,967
LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,383,754	$1,290,632	$1,265,246	$1,194,557	$1,152,666
Interest-bearing demand	917,956	898,306	862,991	849,128	846,589
Savings and money market	1,453,108	1,430,399	1,390,600	1,379,484	1,371,163
Time	1,131,564	1,158,107	1,089,364	1,095,409	1,034,724
Total deposits	4,886,382	4,777,444	4,608,201	4,518,578	4,405,142
Short-term borrowings	—	21,000	135,000	150,000	226,000
Long-term debt	92,785	92,785	92,785	92,785	92,785
Other liabilities	41,013	40,391	43,575	39,092	41,424
Total liabilities	5,020,180	4,931,620	4,879,561	4,800,455	4,765,351
Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding none at: June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 30,514,799 at June 30, 2017, 30,701,219 at March 31, 2017, 30,796,243 at December 31, 2016, 30,930,598 at September 30, 2016, and 31,036,895 at June 30, 2016	519,383	527,403	530,932	534,856	538,434
Surplus	84,592	84,678	84,180	84,207	83,482
Accumulated deficit	(94,269)	(100,784)	(108,941)	(116,225)	(122,730)
Accumulated other comprehensive income (loss)	3,224	239	(1,521)	16,628	18,421
Total shareholders' equity	512,930	511,536	504,650	519,466	517,607
Non-controlling interest	25	25	25	26	9
Total equity	512,955	511,561	504,675	519,492	517,616
Total liabilities and equity	$5,533,135	$5,443,181	$5,384,236	$5,319,947	$5,282,967

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands, except per share data)	2017	2017	2016	2016	2016	2017	2016
Interest income:
Interest and fees on loans and leases	$35,531	$34,957	$33,973	$33,384	$32,878	$70,488	$64,671
Interest and dividends on investment securities:
Taxable interest	8,481	8,135	7,203	7,296	7,953	16,616	16,349
Tax-exempt interest	974	979	989	995	995	1,953	1,991
Dividends	12	12	12	10	10	24	20
Interest on deposits in other banks	61	74	22	17	11	135	28
Dividends on Federal Home Loan Bank stock	21	56	56	63	23	77	60
Total interest income	45,080	44,213	42,255	41,765	41,870	89,293	83,119
Interest expense:
Interest on deposits:
Demand	154	140	129	126	123	294	234
Savings and money market	259	257	257	254	269	516	532
Time	2,136	1,717	1,175	1,044	957	3,853	1,855
Interest on short-term borrowings	46	31	191	160	177	77	227
Interest on long-term debt	856	813	799	755	735	1,669	1,451
Total interest expense	3,451	2,958	2,551	2,339	2,261	6,409	4,299
Net interest income	41,629	41,255	39,704	39,426	39,609	82,884	78,820
Provision (credit) for loan and lease losses	(2,282)	(80)	(2,645)	(743)	(1,382)	(2,362)	(2,129)
Net interest income after provision for loan and lease losses	43,911	41,335	42,349	40,169	40,991	85,246	80,949
Other operating income:
Mortgage banking income (refer to Table 5)	1,957	1,943	2,845	2,561	1,423	3,900	2,663
Service charges on deposit accounts	2,120	2,036	2,065	1,954	1,908	4,156	3,872
Other service charges and fees	3,053	2,748	2,833	2,821	3,028	5,801	5,795
Income from fiduciary activities	964	864	858	880	857	1,828	1,697
Equity in earnings of unconsolidated subsidiaries	151	61	267	182	184	212	274
Fees on foreign exchange	130	163	116	129	126	293	274
Investment securities gains (losses)	(1,640)	—	—	—	—	(1,640)	—
Income from bank-owned life insurance	583	1,117	273	555	1,232	1,700	1,857
Loan placement fees	146	134	175	140	133	280	179
Net gains on sales of foreclosed assets	84	102	1	57	241	186	549
Gain on sale of premises and equipment	—	—	3,537	—	—	—	—
Other (refer to Table 5)	322	846	799	675	805	1,168	1,433
Total other operating income	7,870	10,014	13,769	9,954	9,937	17,884	18,593
Other operating expense:
Salaries and employee benefits	17,983	17,387	21,254	17,459	17,850	35,370	34,787
Net occupancy	3,335	3,414	3,606	3,588	3,557	6,749	6,871
Equipment	967	842	967	852	769	1,809	1,580
Amortization of core deposit premium	669	668	669	669	668	1,337	1,337
Communication expense	891	900	868	948	919	1,791	1,878
Legal and professional services	1,987	1,792	1,821	1,699	1,723	3,779	3,336
Computer software expense	2,190	2,252	2,332	2,217	2,222	4,442	4,926
Advertising expense	390	392	562	772	433	782	1,067
Foreclosed asset expense	63	36	16	72	49	99	64
Other (refer to Table 5)	3,860	3,777	5,377	3,989	4,270	7,637	7,980
Total other operating expense	32,335	31,460	37,472	32,265	32,460	63,795	63,826
Income before income taxes	19,446	19,889	18,646	17,858	18,468	39,335	35,716
Income tax expense	7,421	6,810	6,438	6,392	6,331	14,231	12,398
Net income	$12,025	$13,079	$12,208	$11,466	$12,137	$25,104	$23,318
Per common share data:
Basic earnings per share	$0.39	$0.43	$0.40	$0.37	$0.39	$0.82	$0.75
Diluted earnings per share	0.39	0.42	0.39	0.37	0.39	0.81	0.74
Cash dividends declared	0.18	0.16	0.16	0.16	0.14	0.34	0.28
Basic weighted average shares outstanding	30,568,247	30,714,895	30,770,528	30,943,756	31,060,593	30,641,165	31,162,013
Diluted weighted average shares outstanding	30,803,725	31,001,238	31,001,246	31,142,128	31,262,525	30,879,923	31,359,568

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 5

The following table sets forth the components of mortgage banking income for the periods indicated:

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016	2017	2016
Mortgage banking income:
Loan servicing fees	$1,340	$1,358	$1,340	$1,357	$1,362	$2,698	$2,724
Amortization of mortgage servicing rights	(547)	(520)	(781)	(1,021)	(1,755)	(1,067)	(3,264)
Net gains on sales of residential mortgage loans	1,084	1,312	2,108	2,212	1,845	2,396	3,311
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	80	(207)	178	13	(29)	(127)	(108)
Total mortgage banking income	$1,957	$1,943	$2,845	$2,561	$1,423	$3,900	$2,663

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016	2017	2016
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$25	$561	$444	$423	$301	$586	$458
Other recoveries	54	37	19	24	249	91	270
Commissions on sale of checks	85	87	84	84	86	172	172
Other	158	161	252	144	169	319	533
Total other operating income - other	$322	$846	$799	$675	$805	$1,168	$1,433

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016	2017	2016
Other operating expense - other:
Charitable contributions	$136	$151	$102	$156	$184	$287	$402
FDIC insurance assessment	429	424	420	430	563	853	1,202
Miscellaneous loan expenses	293	261	271	358	306	554	560
ATM and debit card expenses	468	450	444	451	448	918	876
Amortization of investments in low-income housing tax credit partnerships	223	233	271	259	258	456	515
Armored car expenses	198	258	219	258	201	456	402
Entertainment and promotions	246	158	449	198	223	404	454
Stationery and supplies	230	178	221	242	172	408	439
Directors’ fees and expenses	250	207	208	215	199	457	404
Provision (credit) for residential mortgage loan repurchase losses	—	—	—	—	(36)	—	(387)
Increase (decrease) to the reserve for unfunded commitments	53	70	40	37	20	123	64
Branch consolidation and relocation costs	—	—	737	—	—	—	—
Other	1,334	1,387	1,995	1,385	1,732	2,721	3,049
Total other operating expense - other	$3,860	$3,777	$5,377	$3,989	$4,270	$7,637	$7,980

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other banks	$22,840	1.07%	$61	$39,910	0.75%	$74	$8,946	0.48%	$11
Investment securities, excluding valuation allowance:
Taxable	1,344,467	2.53	8,493	1,329,915	2.45	8,147	1,318,579	2.42	7,963
Tax-exempt	170,169	3.52	1,499	171,139	3.52	1,506	173,396	3.53	1,530
Total investment securities	1,514,636	2.64	9,992	1,501,054	2.57	9,653	1,491,975	2.55	9,493
Loans and leases, incl. loans held for sale	3,593,347	3.96	35,531	3,547,718	3.98	34,957	3,377,362	3.91	32,878
Federal Home Loan Bank stock	7,215	1.17	21	6,773	3.31	56	12,115	0.76	23
Total interest-earning assets	5,138,038	3.55	45,605	5,095,455	3.54	44,740	4,890,398	3.48	42,405
Noninterest-earning assets	329,423			327,074			357,690
Total assets	$5,467,461			$5,422,529			$5,248,088

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$890,827	0.07%	$154	$879,428	0.06%	$140	$843,611	0.06%	$123
Savings and money market deposits	1,426,092	0.07	259	1,419,420	0.07	257	1,435,754	0.08	269
Time deposits under $100,000	191,833	0.39	188	193,638	0.38	180	207,371	0.38	195
Time deposits $100,000 and over	981,174	0.80	1,948	1,026,181	0.61	1,537	837,619	0.37	762
Total interest-bearing deposits	3,489,926	0.29	2,549	3,518,667	0.24	2,114	3,324,355	0.16	1,349
Short-term borrowings	18,050	1.03	46	14,777	0.84	31	148,390	0.48	177
Long-term debt	92,785	3.70	856	92,785	3.55	813	92,785	3.19	735
Total interest-bearing liabilities	3,600,761	0.38	3,451	3,626,229	0.33	2,958	3,565,530	0.26	2,261
Noninterest-bearing deposits	1,310,889			1,244,207			1,134,664
Other liabilities	39,812			41,264			37,127
Total liabilities	4,951,462			4,911,700			4,737,321
Shareholders’ equity	515,974			510,804			510,753
Non-controlling interest	25			25			14
Total equity	515,999			510,829			510,767
Total liabilities and equity	$5,467,461			$5,422,529			$5,248,088

Net interest income			$42,154			$41,782			$40,144

Interest rate spread		3.17%			3.21%			3.22%

Net interest margin		3.29%			3.30%			3.29%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 7

	Six Months Ended			Six Months Ended
	June 30, 2017			June 30, 2016
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other banks	$31,328	0.87%	$135	$11,468	0.48%	$28
Investment securities, excluding valuation allowance:
Taxable	1,337,232	2.49	16,640	1,325,148	2.47	16,369
Tax-exempt	170,651	3.52	3,005	173,720	3.53	3,063
Total investment securities	1,507,883	2.61	19,645	1,498,868	2.59	19,432
Loans and leases, including loans held for sale	3,570,658	3.97	70,488	3,318,117	3.91	64,671
Federal Home Loan Bank stock	6,995	2.20	77	9,874	1.21	60
Total interest earning assets	5,116,864	3.55	90,345	4,838,327	3.49	84,191
Noninterest-earning assets	328,255			360,089
Total assets	$5,445,119			$5,198,416

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$885,159	0.07%	$294	$835,556	0.06%	$234
Savings and money market deposits	1,422,775	0.07	516	1,431,743	0.07	532
Time deposits under $100,000	192,730	0.39	368	209,497	0.38	392
Time deposits $100,000 and over	1,003,553	0.70	3,485	863,151	0.34	1,463
Total interest-bearing deposits	3,504,217	0.27	4,663	3,339,947	0.16	2,621
Short-term borrowings	16,423	0.94	77	96,407	0.47	227
Long-term debt	92,785	3.63	1,669	92,785	3.14	1,451
Total interest-bearing liabilities	3,613,425	0.36	6,409	3,529,139	0.24	4,299
Noninterest-bearing deposits	1,277,733			1,123,597
Other liabilities	40,533			37,620
Total liabilities	4,931,691			4,690,356
Shareholders’ equity	513,403			508,041
Non-controlling interest	25			19
Total equity	513,428			508,060
Total liabilities and equity	$5,445,119			$5,198,416

Net interest income			$83,936			$79,892

Interest rate spread		3.19%			3.25%

Net interest margin		3.29%			3.31%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 8

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
HAWAII:
Commercial, financial and agricultural	$395,512	$395,915	$373,006	$367,527	$360,102
Real estate:
Construction	91,080	89,970	97,873	105,234	95,355
Residential mortgage	1,249,617	1,237,150	1,217,234	1,160,741	1,167,428
Home equity	394,720	370,856	361,209	351,256	334,347
Commercial mortgage	767,661	776,098	767,586	742,584	716,452
Consumer:
Automobiles	146,223	137,252	131,037	125,556	116,809
Other consumer	159,685	162,987	177,122	163,703	161,065
Leases	523	598	677	756	843
Total loans and leases	3,205,021	3,170,826	3,125,744	3,017,357	2,952,401
Allowance for loan and lease losses	(47,185)	(49,146)	(49,350)	(50,948)	(52,375)
Net loans and leases	$3,157,836	$3,121,680	$3,076,394	$2,966,409	$2,900,026

U.S. MAINLAND:
Commercial, financial and agricultural	$104,380	$107,133	$137,434	$140,457	$143,965
Real estate:
Construction	2,757	4,137	3,665	2,994	3,073
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	127,351	117,690	117,853	120,133	126,132
Consumer:
Automobiles	110,635	96,663	81,889	91,970	103,098
Other consumer	41,591	49,269	58,305	66,743	75,278
Leases	—	—	—	—	—
Total loans and leases	386,714	374,892	399,146	422,297	451,546
Allowance for loan and lease losses	(5,643)	(6,223)	(7,281)	(8,436)	(8,389)
Net loans and leases	$381,071	$368,669	$391,865	$413,861	$443,157

TOTAL:
Commercial, financial and agricultural	$499,892	$503,048	$510,440	$507,984	$504,067
Real estate:
Construction	93,837	94,107	101,538	108,228	98,428
Residential mortgage	1,249,617	1,237,150	1,217,234	1,160,741	1,167,428
Home equity	394,720	370,856	361,209	351,256	334,347
Commercial mortgage	895,012	893,788	885,439	862,717	842,584
Consumer:
Automobiles	256,858	233,915	212,926	217,526	219,907
Other consumer	201,276	212,256	235,427	230,446	236,343
Leases	523	598	677	756	843
Total loans and leases	3,591,735	3,545,718	3,524,890	3,439,654	3,403,947
Allowance for loan and lease losses	(52,828)	(55,369)	(56,631)	(59,384)	(60,764)
Net loans and leases	$3,538,907	$3,490,349	$3,468,259	$3,380,270	$3,343,183

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 9

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
Noninterest-bearing demand	$1,383,754	$1,290,632	$1,265,246	$1,194,557	$1,152,666
Interest-bearing demand	917,956	898,306	862,991	849,128	846,589
Savings and money market	1,453,108	1,430,399	1,390,600	1,379,484	1,371,163
Time deposits less than $100,000	188,782	191,611	194,730	198,055	202,733
Core deposits	3,943,600	3,810,948	3,713,567	3,621,224	3,573,151

Government time deposits	700,284	720,333	701,417	708,034	645,134
Other time deposits $100,000 and over	242,498	246,163	193,217	189,320	186,857
Total time deposits $100,000 and over	942,782	966,496	894,634	897,354	831,991
Total deposits	$4,886,382	$4,777,444	$4,608,201	$4,518,578	$4,405,142

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 10

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$1,000	$1,030	$1,877	$2,005	$2,132
Real estate:
Residential mortgage	4,691	4,621	5,322	5,424	8,059
Home equity	1,509	1,490	333	479	611
Commercial mortgage	834	842	864	2,967	3,073
Total nonaccrual loans	8,034	7,983	8,396	10,875	13,875

Other real estate owned ("OREO"):
Real estate:
Residential mortgage	1,008	851	791	791	1,032
Total OREO	1,008	851	791	791	1,032
Total nonperforming assets ("NPAs")	9,042	8,834	9,187	11,666	14,907

Loans delinquent for 90 days or more still accruing interest:
Real estate:
Residential mortgage	—	—	—	200	—
Home equity	—	—	1,120	—	135
Consumer:
Automobiles	130	133	208	131	78
Other consumer	123	107	63	106	56
Total loans delinquent for 90 days or more still accruing interest	253	240	1,391	437	269

Restructured loans still accruing interest:
Commercial, financial and agricultural	265	306	—	—	—
Real estate:
Construction	—	—	21	51	745
Residential mortgage	12,230	13,292	14,292	15,818	15,729
Commercial mortgage	1,675	1,777	1,879	1,979	3,020
Total restructured loans still accruing interest	14,170	15,375	16,192	17,848	19,494
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$23,465	$24,449	$26,770	$29,951	$34,670

Total nonaccrual loans as a percentage of loans and leases	0.22%	0.23%	0.24%	0.32%	0.41%
Total NPAs as a percentage of loans and leases and OREO	0.25%	0.25%	0.26%	0.34%	0.44%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of loans and leases and OREO	0.26%	0.26%	0.30%	0.35%	0.45%
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of loans and leases and OREO	0.65%	0.69%	0.76%	0.87%	1.02%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$8,834	$9,187	$11,666	$14,907	$15,944
Additions	1,530	1,881	39	650	4,334
Reductions:
Payments	(401)	(447)	(2,400)	(2,309)	(927)
Return to accrual status	(1,014)	(1,787)	(118)	(578)	(3,717)
Sales of NPAs	—	—	—	(1,032)	(865)
Charge-offs/valuation adjustments	93	—	—	28	138
Total reductions	(1,322)	(2,234)	(2,518)	(3,891)	(5,371)
Balance at end of quarter	$9,042	$8,834	$9,187	$11,666	$14,907

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 11

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016	2017	2016
Allowance for loan and lease losses:
Balance at beginning of period	$55,369	$56,631	$59,384	$60,764	$62,149	$56,631	$63,314

Provision (credit) for loan and lease losses	(2,282)	(80)	(2,645)	(743)	(1,382)	(2,362)	(2,129)

Charge-offs:
Commercial, financial and agricultural	337	500	510	465	272	837	624
Real estate:
Commercial mortgage	—	—	209	—	—	—	—
Consumer:
Automobiles	352	520	381	409	392	872	773
Other consumer	1,118	977	1,077	940	743	2,095	1,474
Total charge-offs	1,807	1,997	2,177	1,814	1,407	3,804	2,871

Recoveries:
Commercial, financial and agricultural	236	275	490	555	720	511	1,069
Real estate:
Construction	56	21	24	91	9	77	18
Residential mortgage	637	96	315	173	173	733	207
Home equity	27	2	4	4	4	29	7
Commercial mortgage	128	11	869	128	14	139	27
Consumer:
Automobiles	284	194	214	115	365	478	559
Other consumer	180	216	153	111	119	396	563
Total recoveries	1,548	815	2,069	1,177	1,404	2,363	2,450
Net charge-offs (recoveries)	259	1,182	108	637	3	1,441	421
Balance at end of period	$52,828	$55,369	$56,631	$59,384	$60,764	$52,828	$60,764

Average loans and leases, net of unearned	$3,593,347	$3,547,718	$3,489,757	$3,415,505	$3,377,362	$3,570,658	$3,318,117

Annualized ratio of net charge-offs (recoveries) to average loans and leases	0.03%	0.13%	0.01%	0.07%	—%	0.08%	0.03%

Ratio of allowance for loan and lease losses to loans and leases	1.47%	1.56%	1.61%	1.73%	1.79%	1.47%	1.79%